Exhibit 10.38

WAIVER (this “Waiver”)

Dated September 3, 2018

Pursuant to:

1)	that certain AGREEMENT FOR THE PROVISION OF A LOAN FACILITY OF UP TO US$ 20,000,000 by and among Kreos Capital V (Expert Fund) L.P. (“Kreos”) and ReWalk Robotics Ltd. (the “Borrower”, and together with Kreos, the “Parties”), dated as of December 30, 2015, as amended by a First Amendment on June 8, 2017 (as may be further amended, the “Loan Agreement”), and

2)	that certain SECURED CONVERTIBLE PROMISSORY NOTE dated June 8, 2017 in the original principal amount of $3,000,000, issued pursuant to the Loan Agreement (the “Note”).

WHEREAS:

A.	Kreos has agreed, subject to the conditions specified herein, to defer the payments under the Loan Agreement and the Note that would otherwise be payable on September 3, 2018; and

C.	The Parties wish to enter into this Waiver to document such agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.	Definitions

Unless otherwise defined herein, capitalized terms used but not defined in this Waiver shall have the meaning ascribed to them in the Loan Agreement.

2.	Deferral of Interest

The Parties agree that the principal and interest payments under the Loan Agreement and the Note that would otherwise be payable on September 3, 2018 (the “Deferred Payment”) shall be deferred until October 2, 2018. On October 2, 2018, the Borrower shall pay to Kreos the Deffered Payment, together with interest on such sum from the original due date (i.e. September 3, 2018) to the date of actual payment at a rate of 5% per annum, in accordance with Section 6.2 of the Loan Agreement.

3.	No Default

Kreos hereby consents that non-payment of the Deferred Payments on the original due dates under the Loan Agreement and the Note, as specified in Sections 2, shall not constitute an Event of Default under the Loan Agreement or the Note, a breach of any representation or warranty on the part of Borrower, or a failure of any condition in the Loan Agreement, the Note or the Security Documents.

4.	Survival of Provisions

Except as otherwise expressly amended hereby as set forth above, the terms, conditions, agreements and provisions set forth in the Loan Agreement, the Note and the Security Documents and all other documents executed in connection therewith shall remain in full force and effect.

5.	General Provisions

5.1.	Counterparts

This Waiver may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver by facsimile or email shall be effective as delivery of a manually executed counterpart of this Waiver.

– Signature page follows –

IN WITNESS WHEREOF, the undersigned have executed this WAIVER as of the date set forth above.

BORROWER

Signed	/s/ Ori Gon
For and on behalf of

REWALK ROBOTICS LTD.

Name:	Ori Gon
Title:	CFO

KREOS

Signed	/s/ Raoul Stein
For and on behalf of

KREOS CAPITAL V (Expert Fund) L.P.

Name:	Raoul Stein
Title:	General partner

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